PROMISSORY NOTE

$463,097.96
March 21, 2006

FOR VALUE RECEIVED, iFreedom Communications International Holdings, Limited; iFreedom Communications Corporation; iFreedom Communications (Malaysia) Sdn. Bhd.; iFreedom Communications, Inc.; iFreedom Communications Hong Kong Limited and iFreedom UK, Ltd., jointly and severally, (collectively the “Payor”) promise to pay to the order of Fusion Telecommunications International, Inc. (the "Holder"), the amount of $463,097.96, along with any additional amount owed Holder for services sold to Payor as of March 20, 2006 and other amounts that are or come due from Payor to Holder (collectively the “Indebtedness”).

Section 1.  Payment. Payor shall pay the Indebtedness upon Holder’s written notice (the “Notice”) at which time the Payor shall have four (4) months to pay the entire amount demanded in the Notice in four (4) equal monthly installments (the “Installments”). Payment of the first (1st) installment will be due within five (5) days of the Notice and each remaining installment will be due thirty days thereafter from the previous installment due date until the balance is paid in full.

Section 2. Optional Prepayments. This Note may be prepaid in whole or in part at any time without premium or penalty.

Section 3. Place and Manner of Payment. Payments under this Note are to be made in United States currency to Holder at 420 Lexington Avenue, Suite 518, New York, New York 10170 or at such other location designated in writing by Holder from time to time.

Section 4. Security for Note. This Note is secured by a security agreement by Payor to Holder dated this day on certain property of Payor dated this date ( referred to as “Collateral Agreements”) and all of the terms and conditions of the Collateral Agreements are incorporated herein and made a part hereof.

Section 5. Events of Default; Remedies. If any of the following events (each, an "Event of Default") shall occur:

(a) Payor shall fail to make any payment due under this Note when due;

(b) Payor shall at any time materially default in the observance or performance of any agreement contained herein;

(c) there shall occur an event of default under any of the Collateral Agreements, the Assets Purchase Agreement between Payor and Holder or any other agreement related thereto;

(d) any of the representations and warranties made or deemed to be made herein or in the Collateral Agreements by Payor shall have been materially untrue as of the date hereof;

(e) Payor shall become insolvent, or file a voluntary petition in bankruptcy, or if a petition in bankruptcy shall be filed against it, fails to pay its debts when due, or if any application for receivership of any nature be filed or a receiver be appointed of its property or assets then, and in any such event, Holder may, at its option, exercise any rights and remedies available under this Note, or at law or in equity. Holder's remedies include the right to declare all principal, interest and other sums outstanding under this Note to be immediately due and payable in full, to increase the rate of interest as provided in this Note to the Default Rate (as defined in Section 6), and to collect all sums owing from Payor as set forth hereunder. Holder's delay or failure to accelerate this Note or to exercise any other available right or remedy shall not impair any such right or remedy, nor shall it be construed to be a forbearance or waiver.

(f) The entire amount due under this Note will accelerate without notice and become immediately due and payable.

Section 6. Default Rate. After the occurrence of an Event of Default and so long as the Event of Default is continuing, in addition to all other rights and remedies, the outstanding principal balance of this Note shall bear interest at the rate equal to fourteen percent (14%) per annum, or such lesser rate which is the maximum rate of interest permitted by law.

Section 7. Collection Costs. If an Event of Default hereunder occurs, Payor shall pay Holder the reasonable attorneys' fees and reasonable costs incurred to collect the unpaid principal balance and interest owing on this Note and otherwise to enforce Holder's rights and remedies under this Note or Collateral Agreements.

Section 8. No Waiver; Remedies Cumulative. No failure or delay in exercising any right or remedy hereunder operates as a waiver thereof. No single or partial exercise of any right or remedy hereunder precludes any other or further exercise of any right or remedy hereunder or thereunder. Except as expressly provided herein, the exercise of any right or remedy hereunder does not preclude the simultaneous or later exercise of any other rights or remedies available at law or in equity. No amendment or waiver of any provision of this Note, nor consent to any departure by Payor herefrom, shall in any event be effective unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9. Successors and Assigns; Change-in-Control of Payor. This Note shall be binding on Payor and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Payor shall have no right to assign this Note without the prior written consent of the Holder. The term "Holder" in this Note shall refer to the individual originally holding this Note or to any other future holder of this Note. In the event that there is a change-in-control of the Payor, (as herein defined), the Holder shall have the right to declare all principal, interest and other sums outstanding under this Note to be immediately due and payable in full, to increase the rate of interest as provided in this Note, and to collect all sums owing from Payor. Holder's delay or failure to accelerate this Note or to exercise any other available right or remedy shall not impair any such right or remedy, nor shall it be construed to be a forbearance or waiver. A “change-in-control” of Payor shall mean the occurrence of any of the following events:

(a) the agreement for or the consummation of any consolidation or merger of the Payor in which the Payor is not the continuing or surviving company; or

(b) other than with the Holder, the agreement for or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Payor; or

(c) an approval by the shareholders of the Payor of any plan or proposal for the liquidation or dissolution of the Payor.

Section 10. GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, INCLUDING TORT CLAIMS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 11. Jurisdiction. Payor hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way connected with this Note shall be instituted or brought only in the courts of the State of Florida, as Holder may elect. Payor further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.

Section 12. Headings. All headings in this Agreement are for convenience of reference only and do not affect the meaning of any provision.

Section 13. Partial Invalidity. If any term or provision of this Note is at any time held to be invalid by any court of competent jurisdiction, such invalidity shall not affect the remaining terms and provisions of this Note, which shall continue to be in full force and effect.

Section 14. Waivers. Payor hereby waives set off, presentment, demand for payment, protect, notice of protest and notice of dishonor of this Note.

Section 15. Waiver of Trial by Jury. THE PAYOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION.

Section 16. Negotiability. This Note is fully negotiable.

IN WITNESS WHEREOF, Payor has caused this Note to be duly executed as of the date first written above.

Date: ______________

PAYOR

iFreedom Communications International Holdings, Ltd

By:_________________

Title_________________

IFreedom Communications Holding

By:_________________

Title_________________

IFreedom Communications (Malaysia) Sdn. Bhd.

By:_________________

Title_________________

IFreedom Communications Inc.

By:_________________

Title_________________

IFreedom Communications Hong Kong Limited

By:_________________

Title_________________

IFreedom UK, Ltd.

By:_________________

Title_________________